Exhibit 99.1

News Release
For Immediate Release

SALLIE MAE REPORTS THIRD-QUARTER 2021 FINANCIAL RESULTS
Third-Quarter GAAP Net Income Attributable to Common Stock of $72 Million,
or $0.24 Per Diluted Share; Third-Quarter “Core Earnings” Attributable to Common Stock of
$74 Million, or $0.24 Per Diluted Share

Private Education Loan Originations of $2.1 Billion in Third Quarter of 2021, an Increase of 10 Percent from Year-Ago Quarter; Private Education Loan Originations of $4.7 Billion in First Nine Months of 2021, a Decrease of 0.2 Percent from Year-Ago Period

Board of Directors Approves $250 Million Increase to the 2021 Share Repurchase Program and Declares Common Stock Dividend for Fourth Quarter 2021 of $0.11 Per Share,
Up from $0.03 Per Share for Third Quarter 2021

NEWARK, Del., Oct. 20, 2021 - Sallie Mae (Nasdaq: SLM), formally SLM Corporation, today released third-quarter 2021 financial results. Highlights of those results are included in the attached supplement. Complete financial results are available at www.SallieMae.com/investors.

Sallie Mae will host an earnings conference call tomorrow, Oct. 21, 2021, at 8 a.m. ET. Executives will be on hand to discuss various highlights of the quarter and to answer questions related to Sallie Mae’s performance. A live audio webcast of the conference call and presentation slides may be accessed at www.SallieMae.com/investors and the hosting website at: https://edge.media-server.com/mmc/p/9rbmfigq.

Participants may also register for the earnings conference call at: https://www.directeventreg.com/der/validateConferenceId.action. Once registration is completed, participants will be provided a dial-in number with a personalized conference code to access the call. Please dial in 15 minutes prior to the start time.

A replay of the webcast will be available via the company’s investor website approximately two hours after the call’s conclusion.
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Sallie Mae (Nasdaq: SLM) believes education and life-long learning, in all forms, help people achieve great things. As the leader in private student lending, we provide financing and know-how to support access to college and offer products and resources to help customers make new goals and experiences, beyond college, happen. Learn more at SallieMae.com. Commonly known as Sallie Mae, SLM Corporation and its subsidiaries are not sponsored by or agencies of the United States of America.
Contacts:
Media
Rick Castellano, 302-451-2541, rick.castellano@salliemae.com

Investors
Brian Cronin, 302-451-0304, brian.cronin@salliemae.com

Sallie Mae Reports Third-Quarter 2021 Financial Results

Third-Quarter GAAP Net Income Attributable to Common Stock of $72 Million,
or $0.24 Per Diluted Share; Third-Quarter “Core Earnings” Attributable to Common Stock of
$74 Million, or $0.24 Per Diluted Share

Private Education Loan Originations of $2.1 Billion in Third Quarter of 2021, an Increase of 10 Percent from Year-Ago Quarter; Private Education Loan Originations of $4.7 Billion in First Nine Months of 2021,
a Decrease of 0.2 Percent from Year-Ago Period

Board of Directors Approves $250 Million Increase to the 2021 Share Repurchase Program and Declares Common Stock Dividend for Fourth Quarter 2021 of $0.11 Per Share, Up from $0.03 Per Share for Third Quarter 2021

“We’re delivering on our core strategic priorities and are well-positioned to finish strong this year, and continue our positive trajectory into 2022. The return to normalcy continues on college campuses, which has also meant a strong peak season with students and families turning to Sallie Mae as the leader in responsible private student loan financing. We also continue to produce for our shareholders, delivering greater earnings, growing our capital return program, and increasing our dividend. Credit remains strong and we’re controlling expenses without sacrificing the quality of our franchise. All positive developments as we wrap up 2021 and begin planning for next year.”

Jonathan Witter, CEO, Sallie Mae

Third-Quarter 2021 Highlights vs. Third-Quarter 2020 Highlights

Continue to Execute on our Core Business Strategy:
•GAAP net income of $73 million, down 57%.
•Net interest income of $358 million, down 2%.
•Private education loan originations of $2.1 billion, up 10%.
•Average private education loans outstanding, net, of $20.9 billion, down 5%.
•Average yield on the private education loan portfolio was 8.26%, up 2 basis points.
•Private education loan provisions for credit losses, including amounts for unfunded commitments, was $138 million, up from $48 million.
•Private education loans held for investment in forbearance were 2.3% of private education loans held for investment in repayment and forbearance, down from 4.3%.
•Private education loans held for investment delinquencies as a percentage of private education loans held for investment in repayment and delinquent forbearance loans were 2.4%, down from 3.0%.
•Total operating expenses of $141 million, up from $127 million.

Progress on our Balance Sheet and Capital Allocation:
•Repurchased $244 million of common stock under share repurchase programs in the third quarter of 2021. There were no common stock share repurchases in year-ago period.
•Paid third-quarter common stock dividend of $0.03 per share, unchanged from prior-year period.

Investor Contact: Brian Cronin, 302-451-0304 brian.cronin@salliemae.com	Media Contact: Rick Castellano, 302-451-2541 rick.castellano@salliemae.com

The following are significant items or events that occurred in the third quarter of 2021.

Provisions for Credit Losses

Provision for credit losses in the current quarter was $138 million, compared with a $4 million negative provision in the year-ago quarter. During the third quarter of 2021, the provision for credit losses was primarily affected by new loan commitments made during the quarter, an increase in provision related to the company’s continuing implementation of new credit administration practices (see Item 2. “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Financial Condition — Allowance for Credit Losses — Use of Forbearance and Rate Modifications as a Private Education Loan Collection Tool” in the company’s Quarterly Report on Form 10-Q for the quarter ended Sep. 30, 2021 (filed with the SEC on Oct. 20, 2021)), and other factors. In the year-ago quarter, the provision for credit losses was favorably affected by improved economic forecasts compared to the second quarter of 2020, faster prepayments speeds, and a $43 million benefit from the sale of the company’s Personal Loan portfolio. The benefit from the economic forecasts in the year-ago quarter was heavily influenced by a recalibration of the college graduate unemployment rate that occurred in the third quarter of 2020.

Further Progress on Balance Sheet and Capital Allocation
  Share Repurchases

In the third quarter of 2021, the company repurchased 13 million shares of its common stock at a total cost of $244 million, or an average purchase price of $18.75 per share, under a Rule 10b5-1 trading plan authorized under its share repurchase programs.

From Jan. 1, 2020 through Sep. 30, 2021, the company has repurchased 132 million shares of common stock under its repurchase programs, which represents a 31% reduction in the total number of shares outstanding on Jan. 1, 2020. The year-to-date repurchases through the third quarter of 2021, were 85 million shares at an average purchase price of $17.17 per share, which is a 23% decrease in shares outstanding since the beginning of 2021.

Increase to the 2021 Share Repurchase Program

The company’s Board of Directors recently approved a $250 million increase in the amount of common stock that may be repurchased under the company’s 2021 Share Repurchase Program, which expires on Jan. 26, 2023. This is in addition to the $51 million of capacity remaining under the 2021 Share Repurchase Program at Sep. 30, 2021. As of Oct. 20, 2021, $301 million of capacity is remaining under the 2021 Share Repurchase Program.

Repurchases may occur under the company’s share repurchase programs from time to time and through a variety of methods, including tender offers, open market repurchases, repurchases effected through Rule 10b5-1 trading plans, negotiated block purchases, accelerated share repurchase programs, or other similar transactions. The timing and volume of any repurchases will be subject to market conditions, and there can be no guarantee that the company will repurchase up to the limit of its share repurchase programs or at all.

Common Stock Dividend

A 2021 fourth-quarter dividend of $0.11 per share on the company’s common stock has been declared and will be paid on Dec. 15, 2021 to shareholders of record at the close of business on Dec. 3, 2021. The company paid a 2021 third-quarter common stock dividend of $0.03 per share.

The following provides guidance on the company’s performance in 2021.

Guidance*
   For 2021, the company expects the following:
•Full-year diluted “Core Earnings” per common share of $3.55 - $3.60.**
•Full-year Private Education Loan originations year-over-year growth of 3% - 4%.
•Full-year total loan portfolio net charge-offs of $195 million - $205 million.
•Full-year non-interest expenses of $525 million - $530 million.

* See page 6 for a cautionary note regarding forward-looking statements.
** See “Core Earnings” to GAAP Reconciliation on page 9 for a description of non-GAAP “Core Earnings”. GAAP net income attributable to SLM Corporation common stock is the most directly comparable GAAP measure. However, this GAAP measure is not accessible on a forward-looking basis because the company is unable to estimate the net impact of derivative accounting and the associated net tax expense (benefit) for future periods.

Quarterly Financial Highlights

	3Q 2021	2Q 2021	3Q 2020
Income Statement ($ millions)
Total interest income	$448	$435	$482
Total interest expense	90	96	118
Net interest income	358	339	365
Less: provisions for credit losses	138	70	(4)
Total non-interest income	14	52	10
Total non-interest expenses	141	128	152
Income tax expense	19	53	55
Net income	73	140	171
Preferred stock dividends	1	1	2
Net income attributable to common stock	72	139	169
“Core Earnings” adjustments to GAAP(1)	3	5	10
Non-GAAP “Core Earnings” net income attributable to common stock(1)	74	144	179

Ending Balances ($ millions)
Private Education Loans held for investment, net	$20,562	$19,389	$20,956
FFELP Loans held for investment, net	703	715	743
Credit Cards held for investment, net	16	11	11
Deposits	$20,891	$21,124	$23,110
Brokered	11,582	11,521	12,138
Retail and other	9,309	9,603	10,972

Key Performance Metrics
Net interest margin	5.03%	4.70%	4.79%
Yield - Total interest-earning assets	6.30%	6.03%	6.34%
Private Education Loans	8.26%	8.22%	8.24%
Credit Cards	6.95%	6.64%	(6.58)%
Cost of Funds	1.35%	1.43%	1.66%
Return on Assets (“ROA”)(2)	1.0%	1.9%	2.2%
Non-GAAP “Core Earnings” ROA(3)	1.0%	2.0%	2.4%
Return on Common Equity (“ROCE”)(4)	14.4%	26.4%	40.9%
Non-GAAP “Core Earnings” ROCE(5)	15.0%	27.4%	43.0%

Per Common Share
GAAP diluted earnings per common share	$0.24	$0.44	$0.45
Non-GAAP “Core Earnings” diluted earnings per common share(1)	$0.24	$0.45	$0.47
Average common and common equivalent shares outstanding (millions)	305	317	378

Footnotes:

(1) Sallie Mae provides non-GAAP “Core Earnings” because it is one of several measures management uses to evaluate management performance and allocate corporate resources. The difference between non-GAAP “Core Earnings” and GAAP net income is driven by mark-to-fair value unrealized gains and losses on derivative contracts recognized in GAAP, but not in “Core Earnings” results. See the “Core Earnings” to GAAP Reconciliation in this press release for a full reconciliation of GAAP and “Core Earnings.” “Core Earnings” exclude periodic unrealized gains and losses caused by the mark-to-fair value valuations on derivatives that do not qualify for hedge accounting treatment under GAAP, but include current period accruals on the derivative instruments. Under GAAP, for our derivatives held to maturity, the cumulative net unrealized gain or loss over the life of the contract will be equal to $0. Management believes the company’s derivatives are effective economic hedges, and, as such, they are a critical element of the company’s interest rate risk management strategy. Our “Core Earnings” are not defined terms within GAAP and may not be comparable to similarly titled measures reported by other companies.

(2) We calculate and report our Return on Assets (“ROA”) as the ratio of (a) GAAP net income numerator (annualized) to (b) the GAAP total average assets denominator.

(3) We calculate and report our non-GAAP “Core Earnings” Return on Assets (“Core Earnings ROA”) as the ratio of (a) “Core Earnings” net income numerator (annualized) to (b) the GAAP total average assets denominator.

(4) We calculate and report our Return on Common Equity (“ROCE”) as the ratio of (a) GAAP net income attributable to common stock numerator (annualized) to (b) the net denominator, which consists of GAAP total average equity less total average preferred stock.

(5) We calculate and report our non-GAAP “Core Earnings” Return on Common Equity (“Core Earnings ROCE”) as the ratio of (a) “Core Earnings” net income attributable to common stock numerator (annualized) to (b) the net denominator, which consists of GAAP total average equity less total average preferred stock.

***

This press release contains “forward-looking statements” and information based on management’s current expectations as of the date of this release. Statements that are not historical facts, including statements about our beliefs, opinions, or expectations and statements that assume or are dependent upon future events, are forward-looking statements. This includes, but is not limited to: statements regarding future developments surrounding COVID-19 or any other pandemic, including, without limitation, statements regarding the potential impact of COVID-19 or any other pandemic on the company’s business, results of operations, financial condition, and/or cash flows; the company’s expectation and ability to pay a quarterly cash dividend on its common stock in the future, subject to the determination by the company’s Board of Directors, and based on an evaluation of the company’s earnings, financial condition and requirements, business conditions, capital allocation determinations, and other factors, risks, and uncertainties; the company’s 2021 guidance; the company’s three-year horizon outlook; the company’s expectation and ability to execute loan sales and share repurchases; the company’s projections regarding originations, net charge-offs, non-interest expenses, earnings, balance sheet position, and other metrics; any estimates related to accounting standard changes; and any estimates related to the impact of credit administration practices changes, including the results of simulations or other behavioral observations. Forward-looking statements are subject to risks, uncertainties, assumptions, and other factors that may cause actual results to be materially different from those reflected in such forward-looking statements. These factors include, among others, the risks and uncertainties set forth in Item 1A. “Risk Factors” and elsewhere in the company’s Annual Report on Form 10-K for the year ended Dec. 31, 2020 (filed with the Securities and Exchange Commission (“SEC”) on Feb. 25, 2021) and subsequent filings with the SEC; the societal, business, and legislative/regulatory impact of pandemics and other public heath crises; increases in financing costs; limits on liquidity; increases in costs associated with compliance with laws and regulations; failure to comply with consumer protection, banking and other laws; changes in accounting standards and the impact of related changes in significant accounting estimates, including any regarding the measurement of our allowance for credit losses and the related provision expense; any adverse outcomes in any significant litigation to which the company is a party; credit risk associated with the company’s exposure to third parties, including counterparties to the company’s derivative transactions; and changes in the terms of education loans and the educational credit marketplace (including changes resulting from new laws and the implementation of existing laws). We could also be affected by, among other things: changes in our funding costs and availability; reductions to our credit ratings; cybersecurity incidents, cyberattacks, and other failures or breaches of our operating systems or infrastructure, including those of third-party vendors; damage to our reputation; risks associated with restructuring initiatives, including failures to successfully implement cost-cutting programs and the adverse effects of such initiatives on our business; changes in the demand for educational financing or in financing preferences of lenders, educational institutions, students, and their families; changes in law and regulations with respect to the student lending business and financial institutions generally; changes in banking rules and regulations, including increased capital requirements; increased competition from banks and other consumer lenders; the creditworthiness of our customers; changes in the general interest rate environment, including the rate relationships among relevant money-market instruments and those of our earning assets versus our funding arrangements; rates of prepayments on the loans that we own; changes in general economic conditions and our ability to successfully effectuate any acquisitions; and other strategic initiatives. The preparation of our consolidated financial statements also requires us to make certain estimates and assumptions, including estimates and assumptions about future events. These estimates or assumptions may prove to be incorrect. All forward-looking statements contained in this release are qualified by these cautionary statements and are made only as of the date of this release. We do not undertake any obligation to update or revise these forward-looking statements to conform such statements to actual results or changes in our expectations.

Information on COVID-19 Impact on Sallie Mae
The COVID-19 crisis is unprecedented and has had a significant impact on the economic environment globally and in the United States. There is a significant amount of uncertainty as to the length and breadth of the impact to the U.S. economy and, consequently, on the company. Please refer to Item 1A. “Risk Factors — Pandemic Risk” in the company’s Annual Report on Form 10-K for the year ended Dec. 31, 2020 (filed with the SEC on Feb. 25, 2021), for risks associated with COVID-19. Also, see above for a cautionary note regarding forward-looking statements.

SLM CORPORATION
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)
(Unaudited)

	September 30,	December 31,
	2021	2020
Assets
Cash and cash equivalents	$2,717,752	$4,455,292
Investments:
Trading investments at fair value (cost of $29,049 and $12,551)	36,792	16,923
Available-for-sale investments at fair value (cost of $2,506,087 and $1,986,957, respectively)	2,505,372	1,996,634
Other investments	140,725	80,794
Total investments	2,682,889	2,094,351
Loans held for investment (net of allowance for losses of $1,215,407 and $1,361,723, respectively)	21,281,527	19,183,143
Loans held for sale	—	2,885,640
Restricted cash	175,473	154,417
Other interest-earning assets	11,890	42,874
Accrued interest receivable	1,403,146	1,387,305
Premises and equipment, net	153,334	154,670
Income taxes receivable, net	320,136	374,706
Tax indemnification receivable	12,486	18,492
Other assets	32,506	19,533
Total assets	$28,791,139	$30,770,423

Liabilities
Deposits	$20,890,860	$22,666,039
Short-term borrowings	199,583	—
Long-term borrowings	5,219,748	5,189,217
Other liabilities	349,687	352,332
Total liabilities	26,659,878	28,207,588

Commitments and contingencies

Equity
Preferred stock, par value $0.20 per share, 20 million shares authorized:
Series B: 2.5 million and 2.5 million shares issued, respectively, at stated value of $100 per share	251,070	251,070
Common stock, par value $0.20 per share, 1.125 billion shares authorized: 432.0 million and 456.7 million shares issued, respectively	86,403	91,346
Additional paid-in capital	1,068,059	1,331,247
Accumulated other comprehensive loss (net of tax benefit of ($6,288) and ($10,908), respectively)	(19,703)	(34,200)
Retained earnings	2,543,411	1,722,365
Total SLM Corporation stockholders’ equity before treasury stock	3,929,240	3,361,828
Less: Common stock held in treasury at cost: 138.8 million and 81.4 million shares, respectively	(1,797,979)	(798,993)
Total equity	2,131,261	2,562,835
Total liabilities and equity	$28,791,139	$30,770,423

SLM CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Interest income:
Loans	$442,576	$477,833	$1,304,479	$1,513,279
Investments	3,366	3,327	9,262	9,086
Cash and cash equivalents	1,613	1,218	4,662	19,740
Total interest income	447,555	482,378	1,318,403	1,542,105
Interest expense:
Deposits	51,629	83,500	175,483	318,858
Interest expense on short-term borrowings	5,458	3,424	14,360	11,041
Interest expense on long-term borrowings	32,950	30,887	101,144	98,750
Total interest expense	90,037	117,811	290,987	428,649
Net interest income	357,518	364,567	1,027,416	1,113,456
Less: provisions for credit losses	138,442	(3,640)	(17,648)	409,505
Net interest income after provisions for credit losses	219,076	368,207	1,045,064	703,951
Non-interest income:
Gains (losses) on sales of loans, net	(10)	(4)	402,780	238,562
Gains (losses) on derivatives and hedging activities, net	44	(15)	161	49,408
Other income	13,879	9,646	76,747	42,547
Total non-interest income	13,913	9,627	479,688	330,517
Non-interest expenses:
Operating expenses:
Compensation and benefits	66,229	62,743	200,426	219,413
FDIC assessment fees	6,521	1,455	17,634	17,508
Other operating expenses	67,899	63,292	175,098	179,424
Total operating expenses	140,649	127,490	393,158	416,345
Restructuring expenses	108	24,127	1,255	24,127
Total non-interest expenses	140,757	151,617	394,413	440,472
Income before income tax expense	92,232	226,217	1,130,339	593,996
Income tax expense	19,392	55,189	276,091	146,006
Net income	72,840	171,028	854,248	447,990
Preferred stock dividends	1,166	2,058	3,559	8,000
Net income attributable to SLM Corporation common stock	$71,674	$168,970	$850,689	$439,990
Basic earnings per common share attributable to SLM Corporation	$0.24	$0.45	$2.62	$1.14
Average common shares outstanding	299,890	375,094	324,148	386,587
Diluted earnings per common share attributable to SLM Corporation	$0.24	$0.45	$2.59	$1.13
Average common and common equivalent shares outstanding	304,511	377,918	329,064	389,391
Declared dividends per common share attributable to SLM Corporation	$0.03	$—	$0.09	$0.09

“Core Earnings” to GAAP Reconciliation
The following table reflects adjustments associated with our derivative activities.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(Dollars in thousands, except per share amounts)	2021	2020	2021	2020

“Core Earnings” adjustments to GAAP:
GAAP net income	$72,840	$171,028	$854,248	$447,990
Preferred stock dividends	1,166	2,058	3,559	8,000
GAAP net income attributable to SLM Corporation common stock	$71,674	$168,970	$850,689	$439,990

Adjustments:
Net impact of derivative accounting(1)	3,571	12,848	21,383	(21,611)
Net tax expense (benefit)(2)	864	3,136	5,172	(5,276)
Total “Core Earnings” adjustments to GAAP	2,707	9,712	16,211	(16,335)

“Core Earnings” attributable to SLM Corporation common stock	$74,381	$178,682	$866,900	$423,655

GAAP diluted earnings per common share	$0.24	$0.45	$2.59	$1.13
Derivative adjustments, net of tax	—	0.02	0.04	(0.04)
“Core Earnings” diluted earnings per common share	$0.24	$0.47	$2.63	$1.09
______
(1) Derivative Accounting: “Core Earnings” exclude periodic unrealized gains and losses caused by the mark-to-fair value valuations on derivatives that do not qualify for hedge accounting treatment under GAAP, but include current period accruals on the derivative instruments. Under GAAP, for our derivatives held to maturity, the cumulative net unrealized gain or loss over the life of the contract will equal $0.

(2) “Core Earnings” tax rate is based on the effective tax rate at Sallie Mae Bank where the derivative instruments are held.

The following table reflects our provisions for credit losses and total portfolio net charge-offs:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(Dollars in thousands)	2021	2020	2021	2020

Provisions for credit losses	$138,442	$(3,640)	$(17,648)	$409,505
Total portfolio net charge-offs	(48,920)	(53,770)	(139,582)	(154,838)

We evaluate management’s performance internally using a measure that starts with “Core Earnings” net income as disclosed above for a period, and further adjusting it by increasing it by the impact of GAAP provisions for credit losses, and decreasing it by the total portfolio net charge-offs recorded in that period, net of the tax impact of these adjustments.